Exhibit 99.2 an S&P 500 SUPPLEMENTAL OPERATING company S&P High Yield & FINANCIAL DATA Dividend Aristocrats® Q1 2019 index member

Table Of Contents Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 Adjusted EBITDAre & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 18 Property Type Composition 19 Same Store Rental Revenue 20 Leasing Data Occupancy 21 Leasing Activity 22 Lease Expirations 23 Earnings Guidance 24 Analyst Coverage 25 This Supplemental Operating & Financial Data should be read in connection with the company's first quarter 2019 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on May 1, 2019) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Q1 2019 Supplemental Operating & Financial Data 2

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants. Over the past 50 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements.

Portfolio Overview

At March 31, 2019, we owned a diversified portfolio of 5,876 properties located in 49 states and Puerto Rico, with over 95.2 million square feet of leasable space. Our properties are leased to 261 different commercial tenants doing business in 48 separate industries. Approximately 82% of our quarterly rental revenues were generated from retail properties, 12% from industrial properties, and the remaining were from other property types. Our physical occupancy rate as of March 31, 2019 was 98.3%, with a weighted average remaining lease term of approximately 9.2 years. Our minimum contractual annual rent expected to be received on our leases for the next twelve months ended March 31, 2020 (excluding percentage rent) is $1.336 billion.

Common Stock

Our Common Stock is traded on the New York Stock Exchange under the symbol "O".

		March 31, 2019
Closing price	$	73.56
Shares and units outstanding		304,270,540
Market value of common equity	$	22,382,141,000
Total market capitalization	$	29,417,283,000

Senior Management

Sumit Roy, President & Chief Executive Officer

Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer

Michael R. Pfeiffer, Executive VP, Chief Administrative Officer, General Counsel and Secretary

Neil M. Abraham, Executive VP, Chief Strategy Officer

Mark E. Hagan, Executive VP, Chief Investment Officer

Benjamin N. Fox, Executive VP, Asset Management & Real Estate Operations

Credit Ratings

Moody's	A3	Stable Outlook
Standard & Poor's	A-	Stable Outlook
Fitch	BBB+	Stable Outlook

Dividend Information as of April 2019

- Current annualized dividend of $2.712 per share
- Compound average annual dividend growth rate of approximately 4.6%
- 586 consecutive monthly dividends declared
- 86 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, California 92130
Phone: (858) 284-5000
Website: www.realtyincome.com

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

Q1 2019 Supplemental Operating & Financial Data 3

Consolidated Statements Of Income (dollars in thousands, except per share amounts) (unaudited) Three months ended March 31, 2019 2018 REVENUE Rental (including reimbursable) (1) $ 354,037 $ 317,848 Other 328 447 Total revenue 354,365 318,295 EXPENSES Depreciation and amortization 137,517 131,103 Interest 70,020 59,415 General and administrative 15,108 15,684 Property (including reimbursable) 21,636 16,552 Income taxes 1,445 1,223 Provisions for impairment 4,672 14,221 Total expenses 250,398 238,198 Gain of sales of real estate 7,263 3,218 Net income 111,230 83,315 Net income attributable to noncontrolling interests (288) (152) Net income available to common stockholders $ 110,942 $ 83,163 Net income available to common stockholders per common share: Basic and diluted $ 0.37 $ 0.29 (1) Includes rental revenue (reimbursable) of $17,347 and $11,300 for the three months ended March 31, 2019 and March 31, 2018, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from tenants for recoverable real estate taxes and operating expenses. Q1 2019 Supplemental Operating & Financial Data 4

Funds From Operations (FFO) (dollars in thousands, except per share amounts) The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations. We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts’ (NAREIT’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. Three months ended March 31, 2019 2018 Net income available to common stockholders $ 110,942 $ 83,163 Depreciation and amortization 137,517 131,103 Depreciation of furniture, fixtures and equipment (155) (159) Provisions for impairment 4,672 14,221 Gain on sales of real estate (7,263) (3,218) FFO adjustments allocable to noncontrolling interests (38) (228) FFO available to common stockholders $ 245,675 $ 224,882 FFO allocable to dilutive noncontrolling interests — 218 Diluted FFO $ 245,675 $ 225,100 FFO per common share, basic and diluted $ 0.81 $ 0.79 Distributions paid to common stockholders $ 204,546 $ 185,556 FFO available to common stockholders in excess of distributions paid to common stockholders $ 41,129 $ 39,326 Weighted average number of common shares used for FFO per share computations: Basic 303,528,336 283,917,418 Diluted 303,819,878 284,345,328 Q1 2019 Supplemental Operating & Financial Data 5

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts) The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations. We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company’s ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). Three months ended March 31, 2019 2018 Net income available to common stockholders $ 110,942 $ 83,163 Cumulative adjustments to calculate FFO (1) 134,733 141,719 FFO available to common stockholders 245,675 224,882 Amortization of share-based compensation 2,764 3,662 Amortization of deferred financing costs 1,040 844 Amortization of net mortgage premiums (354) (459) Loss (gain) on interest rate swaps 678 (2,007) Leasing costs and commissions (323) (917) Recurring capital expenditures (56) (11) Straight-line rent (4,862) (5,365) Amortization of above and below-market leases 4,114 3,864 Other adjustments 58 67 Total AFFO available to common stockholders $ 248,734 $ 224,560 AFFO allocable to dilutive noncontrolling interests — 229 Diluted AFFO $ 248,734 $ 224,789 AFFO per common share, basic and diluted $ 0.82 $ 0.79 Distributions paid to common stockholders $ 204,546 $ 185,556 AFFO available to common stockholders in excess of distributions paid to common stockholders $ 44,188 $ 39,004 Weighted average number of common shares used for AFFO per share computations: Basic 303,528,336 283,917,418 Diluted 303,819,878 284,345,328 (1) See reconciling items for FFO presented under "Funds from Operations (FFO).” Q1 2019 Supplemental Operating & Financial Data 6

Consolidated Balance Sheets (dollars in thousands , except per share amounts) March 31, 2019 December 31, 2018 ASSETS (unaudited) Real estate, at cost: Land $ 4,751,091 $ 4,682,660 Buildings and improvements 12,178,429 11,858,806 Total real estate, at cost 16,929,520 16,541,466 Less accumulated depreciation and amortization (2,809,690) (2,714,534) Net real estate held for investment 14,119,830 13,826,932 Real estate held for sale, net 22,064 16,585 Net real estate 14,141,894 13,843,517 Cash and cash equivalents 2,997 10,387 Accounts receivable 151,341 144,991 Lease intangible assets, net 1,205,147 1,199,597 Goodwill 14,597 14,630 Other assets, net 246,932 47,361 Total assets $ 15,762,908 $ 15,260,483 LIABILITIES AND EQUITY Distributions payable $ 69,258 $ 67,789 Accounts payable and accrued expenses 114,225 133,765 Lease intangible liabilities, net 311,331 310,866 Other liabilities 243,591 127,109 Line of credit payable 838,000 252,000 Term loans, net 498,722 568,610 Mortgages payable, net 300,993 302,569 Notes payable, net 5,377,712 5,376,797 Total liabilities 7,753,832 7,139,505 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 303,807,421 shares issued and outstanding as of March 31, 2019 and 303,742,090 shares issued and outstanding as of December 31, 2018 10,748,467 10,754,495 Distributions in excess of net income (2,752,775) (2,657,655) Accumulated other comprehensive loss (11,797) (8,098) Total stockholders’ equity 7,983,895 8,088,742 Noncontrolling interests 25,181 32,236 Total equity 8,009,076 8,120,978 Total liabilities and equity $ 15,762,908 $ 15,260,483 Q1 2019 Supplemental Operating & Financial Data 7

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of March 31, 2019		Principal Balance as of March 31, 2019		% of Debt	Interest Rate as of March 31, 2019	Weighted Average Years until Maturity
Credit Facility							
Credit Facility [1]	March 24, 2023	$	838,000		11.9%	3.26%	4.0 years
Unsecured Term Loans							
Term Loan - Realty Income 2020 [2]	June 30, 2020		250,000		3.6%	2.62%	1.3 years
Term Loan - Realty Income 2024 [3]	March 24, 2024		250,000		3.6%	3.89%	5.0 years
	Principal amount		500,000		7.2%	3.25% [6]	3.1 years
Deferred financing costs			(1,278)				
	Carrying value		498,722				
Senior Unsecured Notes and Bonds							
5.750% Notes due 2021	January 15, 2021		250,000		3.6%	5.75%	
3.250% Notes due 2022	October 15, 2022		950,000		13.5%	3.25%	
4.650% Notes due 2023	August 1, 2023		750,000		10.7%	4.65%	
3.875% Notes due 2024	July 15, 2024		350,000		5.0%	3.88%	
3.875% Notes due 2025	April 15, 2025		500,000		7.1%	3.88%	
4.125% Notes due 2026	October 15, 2026		650,000		9.1%	4.13%	
3.000% Notes due 2027	January 15, 2027		600,000		8.5%	3.00%	
3.650% Notes due 2028	January 15, 2028		550,000		7.8%	3.65%	
5.875% Bonds due 2035	March 15, 2035		250,000		3.6%	5.88%	
4.650% Notes due 2047	March 15, 2047		550,000		7.8%	4.65%	
	Principal amount		5,400,000		76.7%	4.04% [6]	8.5 years
Unamortized net premiums and deferred financing costs			(22,288)				
	Carrying value		5,377,712				
Mortgages Payable							
26 mortgages on 60 properties	September 2019 - June 2032		297,142	[4]	4.2%	5.12%	2.9 years
Unamortized net premiums and deferred financing costs			3,851				
	Carrying value		300,993				
	TOTAL DEBT	**$**	**7,035,142**	[5]		**3.94%** [6]	**7.3 years**
	Fixed Rate	**$**	**6,181,245**		**88%**		
	Variable Rate	**$**	**853,897**		**12%**		

[1] We have a $3.0 billion unsecured revolving credit facility with an initial term that expires in March 2023. It includes, at our election, two six-month extension options, at a cost of 0.0625% of the facility commitment, or $1.875 million per option. The credit facility also has a $1.0 billion expansion option. As of March 31, 2019, approximately $2.2 billion was available on the credit facility.

[2] Borrowing under the term loan has been swapped to fixed and bears interest at an all-in rate of 2.62%.

[3] Borrowing under the term loan has been swapped to fixed and bears interest at an all-in rate of 3.89%.

[4] The mortgages payable are at fixed interest rates, except for mortgages totaling $15.9 million as of March 31, 2019.

[5] Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

[6] The totals are calculated as the weighted average interest rate as of March 31, 2019 for each respective category.

Q1 2019 Supplemental Operating & Financial Data 8

Debt Maturities as of March 31, 2019 (dollars in millions) Debt Maturities Year of Credit Term Mortgages Senior Unsecured Weighted Average Maturity Facility Loans Payable Notes and Bonds Total Interest Rate (1) 2019 $ — $ — $ 19.4 $ — $ 19.4 4.67% 2020 — 250.0 82.4 — 332.4 3.21% 2021 — — 67.0 250.0 317.0 5.73% 2022 — — 109.7 950.0 1,059.7 3.43% 2023 838.0 — 6.7 750.0 1,594.7 4.65% Thereafter — 250.0 11.9 3,450.0 3,711.9 4.00% Totals $ 838.0 $ 500.0 $ 297.1 $ 5,400.0 $ 7,035.1 (1) Weighted average interest rate for 2023 excludes the credit facility. Mortgages Payable Maturities by Quarter  Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2019 $ — $ 1.3 $ 16.9 $ 1.2 $ 19.4 4.67% 2020 1.2 1.2 12.6 67.4 82.4 4.99% 2021 18.2 17.7 30.7 0.4 67.0 5.65% 2022 0.4 10.0 61.6 37.7 109.7 4.98% 2023 0.3 5.9 0.3 0.2 6.7 4.11% Thereafter — — — 11.9 11.9 5.69% Totals $ 20.1 $ 36.1 $ 122.1 $ 118.8 $ 297.1 Q1 2019 Supplemental Operating & Financial Data 9

Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Capitalization as of March 31, 2019 Capital Structure as of March 31, 2019 Principal Debt Balance Credit Facility $ 838,000 Unsecured Term Loans 500,000 Senior Unsecured Notes and Bonds 5,400,000 Mortgages Payable 297,142 Total Debt $ 7,035,142 Shares / Equity Units Stock Price Market Value Common Stock (NYSE: "O") 303,807,421 $ 73.56 $ 22,348,074 Common Units 463,119 $ 73.56 $ 34,067 Total Equity $ 22,382,141 Total Market Capitalization (1) $ 29,417,283 Debt/Total Market Capitalization (1) 23.9% (1) Our enterprise value was $29,414,286 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data Liquidity as of March 31, 2019 Year-over-Year Cash on Hand $ 2,997 Q1 2019 Q1 2018 Growth Rate Availability under Credit Facility 2,162,000 Common Dividend Paid per Share $ 0.672 $ 0.651 3.2% $ 2,164,997 AFFO per Share (diluted) $ 0.82 $ 0.79 3.8% AFFO Payout Ratio 82.0% 82.4% Q1 2019 Supplemental Operating & Financial Data 10

Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) Three months ended March 31, 2019 Debt Service & Fixed Charge Coverage (3) Net income $ 111,230 Interest 70,020 Income taxes 1,445 Depreciation and amortization 137,517 Provisions for impairment 4,672 Gain on sales of real estate (7,263) Quarterly Adjusted EBITDAre $ 317,621 Annualized Adjusted EBITDAre $ 1,270,484 Debt/Adjusted EBITDAre (2) 5.5 (1) The National Association of Real Estate Investment Trust (NAREIT) came to the conclusion that a NAREIT-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among REITs. Although this update has not changed our calculation, we have re-labeled our Adjusted EBITDA to “Adjusted EBITDAre” in order to be consistent with the NAREIT definition. Adjusted EBITDAre, a non-GAAP financial measure, means, for the most recent quarter, earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) provisions for impairment losses, and (v) gain on sales of real estate. Our Adjusted EBITDAre is consistent with the National Association of Real Estate Investment Trusts’ definition, but may not be comparable to Adjusted EBITDAre reported by other companies that interpret the definitions of Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents the company’s current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to net income as a measure of our operating performance. Our ratio of debt to Adjusted EBITDAre, which is used by management as a measure of leverage, is calculated by annualizing quarterly Adjusted EBITDAre and then dividing by our total debt per the consolidated balance sheet. (2) Our ratio of debt to adjusted EBITDAre, which is used by management as a measure of leverage, is calculated by annualizing quarterly adjusted EBITDAre and then dividing by our total debt per the consolidated balance sheet. (3) Fixed charge coverage is calculated in the same manner as the debt service coverage, except that preferred stock dividends are also added to the denominator. Since we redeemed our Class F preferred stock in April 2017, our fixed charge coverage is equivalent to our debt service coverage. Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service and fixed charge coverage. Q1 2019 Supplemental Operating & Financial Data 11

Debt Covenants As of March 31, 2019 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 40.8% Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.8% Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 4.5x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 247.2% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on April 1, 2018, and subject to certain additional adjustments.  Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of April 1, 2018, nor does it purport to reflect our debt service coverage ratio for any future period. Our fixed charge coverage is calculated in the same manner as our debt service coverage, except that preferred stock dividends are also added to the denominator; since we redeemed our Class F preferred dividends in April 2017, our fixed charge coverage ratio is equivalent to our debt service coverage. Q1 2019 Supplemental Operating & Financial Data 12

Investment Summary (dollars in thousands) Cash Weighted Number of Leasable Capitalization Average Lease First Quarter 2019 Properties Investment Cash Rents Square Feet Rate (1) Term (Years) New Property Acquisitions 97 $ 508,573 $ 33,905 1,908,385 6.7% 17.0 Properties under Development (2) 8 10,919 785 349,752 7.2% 17.3 Total Real Estate Investments 105 $ 519,492 $ 34,690 2,258,137 6.7% 17.0 Approximately 31% of the annualized revenue generated by these investments is from investment grade tenants (3) (1) Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income). (2) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development. (3) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Q1 2019 Supplemental Operating & Financial Data 13

Disposition Summary (dollars in thousands) Cash Capitalization First Quarter 2019 Number of Properties Original Investment Net Book Value Net Proceeds (2) Rate (1) Occupied 4 $ 7,309 $ 5,550 $ 11,542 9.5% Vacant 14 $ 22,654 $ 8,764 $ 9,813 — Total Real Estate Dispositions 18 $ 29,963 $ 14,314 $ 21,355 The unlevered internal rate of return on properties sold during the first quarter was 5.4% (1) Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income). (1) Data excludes properties sold as a result of eminent domain activities. During the first quarter of 2019 we were awarded net proceeds of $1,101,000 related to one eminent domain transaction. Q1 2019 Supplemental Operating & Financial Data 14

Development Pipeline (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Retail

Retail	Number of Properties		Investment to Date		Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	4	$	8,934	$	13,617	$	22,551	100%
Development of existing properties	1	$	1,926	$	218	$	2,144	100%
	5	$	10,860	$	13,835	$	24,695	

Non-Retail

Non-Retail	Number of Properties		Investment to Date		Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	—	$	—	$	—	$	—	—
Development of existing properties	2	$	12,702	$	9,792	$	22,494	100%
	2	$	12,702	$	9,792	$	22,494	

Total

Total	Number of Properties		Investment to Date		Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	4	$	8,934	$	13,617	$	22,551	100%
Development of existing properties	3	$	14,628	$	10,010	$	24,638	100%
	7	$	23,562	$	23,627	$	47,189	

For the three months ended March 31, 2019, the Company had seven development properties under construction (noted above) and three development properties completed during the quarter. Estimated total costs are approximately $61.7 million.

[1] Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

[2] Estimated rental revenue commencement dates on properties under development are between April 2019 and December 2019.

Q1 2019 Supplemental Operating & Financial Data 15

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at March 31, 2019 include the following:

Tenant	Number of Leases	% of Revenue	Investment Grade Ratings (S&P/Moody's/Fitch)
Walgreens	218	6.1%	BBB/Baa2/BBB
7-Eleven	398	5.4%	AA-/Baa1/-
FedEx	42	4.7%	BBB/Baa2/-
Dollar General	600	4.0%	BBB/Baa2/-
LA Fitness	54	3.6%	-
Dollar Tree / Family Dollar	469	3.4%	BBB-/Baa3/-
AMC Theatres	32	3.2%	-
Walmart / Sam's Club	51	2.7%	AA/Aa2/AA
Life Time Fitness	14	2.4%	-
Circle K (Couche-Tard)	297	2.3%	BBB/Baa2/-
BJ's Wholesale Clubs	15	2.0%	-
Treasury Wine Estates	17	1.9%	-
CVS Pharmacy	84	1.8%	BBB/Baa2/-
Regal Cinemas	24	1.8%	-
Kroger	20	1.7%	BBB/Baa1/-
Super America (Marathon)	137	1.7%	BBB/Baa2/BBB
GPM Investments / Fas Mart	210	1.6%	-
TBC Corporation (Sumitomo)	159	1.5%	A-/Baa1/-
Home Depot	17	1.3%	A/A2/A
Rite Aid	49	1.2%	-
Total	2,907	54.3%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.8x [1]
Median EBITDAR/Rent Ratio on Retail Properties	2.6x [1]

(1) Based on an analysis of the most recently provided information from all retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants(2):

Number of Leases	3,129
Percentage of Annualized Rents	51%
Weighted Average Annual Growth Rate on Leases [3]	1.1%



38%
44%
5%
13%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(2) We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 51% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 8% from properties leased to subsidiaries of investment grade companies. Refer to page 19 for investment grade composition by property type.

(3) Excludes leases with percentage rent. For leases with increases that are based on the growth of the consumer price index ("CPI"), we assume CPI grows at 1.5% annually.

Q1 2019 Supplemental Operating & Financial Data 16

Industry Diversification  Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended March 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2019 2018 2017 2016 2015 2014 Aerospace 0.8% 0.8% 0.9% 1.0% 1.1% 1.2% Apparel stores 1.2 1.3 1.6 1.9 2.0 2.0 Automotive collision services 0.9 0.9 1.0 1.0 1.0 0.8 Automotive parts 1.6 1.7 1.3 1.3 1.4 1.3 Automotive service 2.1 2.2 2.2 1.9 1.9 1.8 Automotive tire services 2.3 2.4 2.6 2.7 2.9 3.2 Beverages 2.3 2.5 2.7 2.6 2.7 2.8 Child care 2.3 1.7 1.8 1.9 2.0 2.2 Consumer appliances 0.5 0.5 0.5 0.5 0.6 0.5 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.7 0.7 0.8 0.9 0.9 0.9 Convenience stores 12.2 11.2 9.6 8.7 9.2 10.1 Crafts and novelties 0.7 0.7 0.6 0.6 0.6 0.6 Diversified industrial 0.7 0.8 0.9 0.9 0.8 0.5 Dollar stores 7.4 7.5 7.9 8.6 8.9 9.6 Drug stores 9.8 10.2 10.9 11.2 10.6 9.5 Education 0.2 0.3 0.3 0.3 0.3 0.4 Electric utilities 0.1 0.1 0.1 0.1 0.1 0.1 Entertainment 0.4 0.4 0.4 0.5 0.5 0.5 Equipment services 0.4 0.4 0.4 0.6 0.5 0.6 Financial services 2.3 2.3 2.4 1.8 1.7 1.8 Food processing 0.5 0.5 0.6 1.1 1.2 1.4 General merchandise 2.0 2.3 2.0 1.8 1.7 1.5 Government services 0.8 0.9 1.0 1.1 1.2 1.3 Grocery stores 4.8 5.0 4.4 3.1 3.0 3.0 Health and beauty 0.3 0.2 * * * * Health and fitness 7.7 7.4 7.5 8.1 7.7 7.0 Health care 1.5 1.5 1.4 1.5 1.7 1.8 Home furnishings 0.8 0.8 0.9 0.8 0.9 0.9 Home improvement 2.9 3.0 2.6 2.5 2.4 1.7 Insurance 0.1 0.1 0.1 0.1 0.1 0.1 Jewelry 0.1 0.1 0.1 0.1 0.1 0.1 Machinery 0.1 0.1 0.1 0.1 0.1 0.2 Motor vehicle dealerships 2.2 1.9 2.1 1.9 1.6 1.6 Office supplies 0.2 0.2 0.2 0.3 0.3 0.4 Other manufacturing 0.7 0.7 0.8 0.8 0.7 0.7 Packaging 1.0 1.1 1.0 0.8 0.8 0.8 Paper 0.1 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.5 0.5 0.6 0.6 0.7 0.7 Restaurants - casual dining 3.3 3.2 3.8 3.9 3.8 4.3 Restaurants - quick service 6.4 5.7 5.1 4.9 4.2 3.7 Shoe stores 0.2 0.5 0.6 0.7 0.7 0.9 Sporting goods 1.1 1.1 1.4 1.6 1.8 1.6 Telecommunications 0.6 0.6 0.6 0.6 0.7 0.7 Theaters 5.2 5.5 5.0 4.9 5.1 5.3 Transportation services 4.8 5.0 5.4 5.5 5.4 5.2 Wholesale clubs 2.8 3.0 3.3 3.6 3.8 4.1 Other 0.1 0.1 0.1 0.2 0.2 0.2 Totals 100% 100% 100% 100% 100% 100% * Less than 0.1% Q1 2019 Supplemental Operating & Financial Data 17

Geographic Diversification (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet		Rental Revenue for the Quarter Ended March 31, 2019 [1]	Percentage of Rental Revenue
Alabama	168	98%	1,586,900	$	5,955	1.8%
Alaska	3	100	274,600		547	0.2
Arizona	117	100	1,811,400		6,951	2.1
Arkansas	86	99	922,300		2,570	0.8
California	196	99	6,161,600		29,439	8.7
Colorado	96	95	1,552,500		5,841	1.7
Connecticut	19	95	508,500		2,001	0.6
Delaware	18	100	93,000		669	0.2
Florida	396	97	4,179,700		18,683	5.5
Georgia	282	97	4,400,100		13,870	4.1
Idaho	12	100	87,000		405	0.1
Illinois	274	99	6,163,200		20,150	6.0
Indiana	188	99	2,324,700		9,031	2.7
Iowa	40	93	3,034,800		4,372	1.3
Kansas	115	96	2,026,500		5,254	1.6
Kentucky	80	99	1,702,400		4,752	1.4
Louisiana	116	97	1,607,000		5,336	1.6
Maine	18	100	203,700		1,225	0.4
Maryland	37	97	1,017,500		4,949	1.5
Massachusetts	58	95	782,100		3,602	1.1
Michigan	192	99	2,002,200		7,107	2.1
Minnesota	165	99	2,250,300		10,500	3.1
Mississippi	168	96	1,845,400		5,365	1.6
Missouri	176	97	2,782,600		8,791	2.6
Montana	11	100	87,000		482	0.1
Nebraska	44	98	782,900		1,993	0.6
Nevada	24	96	1,196,900		2,148	0.6
New Hampshire	13	100	313,100		1,594	0.5
New Jersey	73	99	998,400		5,835	1.7
New Mexico	34	100	366,400		1,108	0.3
New York	126	100	2,836,700		15,665	4.6
North Carolina	191	98	3,021,200		9,989	3.0
North Dakota	6	83	117,700		165	*
Ohio	307	99	7,089,000		16,451	4.9
Oklahoma	178	100	1,942,600		5,526	1.6
Oregon	29	97	596,600		2,527	0.7
Pennsylvania	223	98	2,295,500		10,985	3.3
Rhode Island	3	100	158,000		814	0.2
South Carolina	178	99	1,691,600		8,697	2.6
South Dakota	15	100	195,200		473	0.1
Tennessee	252	97	3,720,400		12,058	3.6
Texas	713	99	10,697,900		38,965	11.6
Utah	22	100	933,000		2,267	0.7
Vermont	2	100	88,000		365	0.1
Virginia	212	99	3,134,900		10,293	3.1
Washington	47	98	755,700		2,961	0.9
West Virginia	25	100	418,100		1,471	0.4
Wisconsin	118	99	2,382,400		6,409	1.9
Wyoming	6	100	54,700		291	0.1
Puerto Rico	4	100	28,300		149	*
Totals\Average	5,876	98%	95,222,200	$	337,046	100%

* Less than 0.1%

[1] Includes rental revenue for all properties owned at March 31, 2019. Excludes revenue of $(356) from sold properties and rental revenue (reimbursable) of $17,347.

Q1 2019 Supplemental Operating & Financial Data 18

Property Type Composition (dollars in thousands) Percentage of Rental Percentage of Rental Revenue for Revenue for the Annualized Revenue Approximate Leasable the Quarter Ended Quarter Ended from Investment Property Type Number of Properties Square Feet March 31, 2019 (1) March 31, 2019 Grade Tenants (2) Retail 5,702 65,128,800 $ 277,813 82.4% 46.3% Industrial 117 26,804,700 39,038 11.6 78.3 Office 42 3,104,200 13,548 4.0 86.1 Agriculture 15 184,500 6,647 2.0 — Totals 5,876 95,222,200 $ 337,046 100% (1) Includes rental revenue for all properties owned at March 31, 2019. Excludes revenue of $(356) from sold properties and rental revenue (reimbursable) of $17,347. (2) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Q1 2019 Supplemental Operating & Financial Data 19

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2019

Same Store Rental Revenue

Number of Properties		4,891
Square Footage		84,732,627
Q1 2019	$	298,617
Q1 2018	$	294,062
Increase (in dollars)	$	4,555
Increase (percent)		1.5%

Top 3 Industries Contributing to the Change

Industry		Quarter ended March 31, 2019		Quarter ended March 31, 2018		Net Change	% Change by Industry
Dollar Stores	$	23,333	$	22,821	$	512	2.2%
Restaurants - Quick Service		15,973		15,505		468	3.0%
Automotive Tire Services		8,022		7,662		360	4.7%

Same Store Rental Revenue by Property Type

Property Type		Quarter ended March 31, 2019		Quarter ended March 31, 2018		Net Change	% Change by Property Type
Retail	$	243,241	$	239,158	$	4,083	1.7 %
Industrial		36,667		36,203		464	1.3 %
Office		13,166		13,226		(60)	(0.5)%
Agriculture		5,543		5,475		68	1.2 %
Total	$	298,617	$	294,062	$	4,555	1.5 %

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,

(ii) under development or redevelopment, or

(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent and the amortization of above and below-market leases.

Q1 2019 Supplemental Operating & Financial Data

20

Occupancy By Property Change in Occupancy Occupied Properties 5,774 Vacant Properties at 12/31/18 80 Total Properties 5,876 Occupancy 98.3% Expiration Activity (1) + 108 Leasing Activity (2) - 71 By Square Footage Vacant Disposition Activity (3) - 15 Occupied Square Footage 93,916,004 Total Square Footage 95,222,248 Vacant Properties at 3/31/19 102 Occupancy 98.6% (1) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. By Rental Revenue (Economic Occupancy) (2) Includes 66 expirations that were re-leased to the same tenants without Quarterly Rental Revenue $ 330,573,080 vacancy, four that were re-leased to new tenants without vacancy, and one that was re-leased to a new tenant after a period of vacancy. See page 22 Quarterly Vacant Rental Revenue(1) $ 3,999,613 for additional detail on re-leasing activity. Occupancy 98.8% (3) Includes 10 properties that were vacant at the beginning of the quarter. (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Occupancy by Number of Properties Q1 2019 Supplemental Operating & Financial Data 21

Leasing Activity (dollars in thousands) Re-leased to New Tenant Allocation Based on Number of Leases Re-leased to Without After a Period Re-leasing Q1 2019 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 16,454 $ 488 $ 39 $ 16,981 New Cash Rents* $ 17,360 $ 334 $ 78 $ 17,772 Recapture Rate 105.5% 68.4% 200.6% 104.7% Number of Leases 66 4 1 71 Average Months Vacant — — 1.8 — Lease Incentives(1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 1.3% (1) Lease incentives are defined as capital outlays made on behalf of a tenant that are specific to the tenant’s use and benefit, and are not capitalized as improvements to the property. Q1 2019 Supplemental Operating & Financial Data 22

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 9.2 years.

Total Portfolio [1]						
	Expiring Leases		Approx.			% of
			Leasable		Rental	Rental
Year	Retail	Non-Retail	Sq. Feet		Revenue	Revenue
2019	158	6	1,804,500	$	8,265	2.4%
2020	221	13	3,955,500		12,519	3.7
2021	322	15	5,432,500		15,303	4.5
2022	409	22	10,116,500		20,724	6.2
2023	543	23	9,579,000		30,152	9.0
2024	335	15	6,078,600		19,043	5.7
2025	342	13	5,467,200		22,261	6.6
2026	312	4	4,688,200		16,110	4.8
2027	536	5	6,177,300		22,388	6.6
2028	339	14	9,065,000		22,601	6.7
2029	418	7	7,754,800		21,625	6.4
2030	171	14	3,702,400		18,428	5.5
2031	307	25	6,107,700		27,557	8.2
2032	100	4	3,221,000		12,403	3.7
2033	271	—	2,331,700		15,096	4.5
2034 - 2043	879	4	8,359,100		52,034	15.5
Totals	5,663	184	93,841,000	$	336,509	100.0%

[1] This table sets forth the timing of remaining lease term expirations in our portfolio and their contribution to rental revenue for the quarter ended March 31, 2019. The lease expirations for leases under construction are based on the estimated date of completion of those projects. Excludes revenue of $537 from 122 expired leases, $(356) from sold properties, and rental revenue (reimbursable) of $17,347 at March 31, 2019. Leases on our multi-tenant properties are counted separately in the table above.

Q1 2019 Supplemental Operating & Financial Data 23

Earnings Guidance We estimate FFO per share for 2019 of $3.26 to $3.31. We estimate AFFO per share for 2019 of $3.28 to $3.33, an increase of 3% to 4% over 2018 AFFO per share of $3.19. Summarized below are approximate estimates of the key components of the company’s 2019 earnings guidance: 2019 Guidance Net income per share $1.39 to $1.44 Real estate depreciation and impairments per share $1.92 Gains on sales of properties per share ($0.05) FFO per share $3.26 to $3.31 AFFO per share $3.28 to $3.33 Same store rent growth 1.0% Occupancy 98% G&A expenses (% of revenues) (1) <5.0% Property expenses (non-reimbursable) (% of revenues) (1) 1.50% to 1.75% Acquisition volume $2.0 to $2.5 billion Disposition volume $75 to $100 million (1) Excludes tenant reimbursement revenue. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local and foreign real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this Supplemental Operating & Financial Data. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Q1 2019 Supplemental Operating & Financial Data 24

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
	Kevin Speight	kevin.speight@baml.com	(646) 855-1379
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Christy McElroy	christy.mcelroy@citi.com	(212) 816-6981
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Nikita Bely	nikita.bely@jpmorgan.com	(212) 622-0695
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
	Brandon Travis	btravis@ladenburg.com	(212) 409-2547
Mitsubishi UFG Securities (USA), Inc.	Karin Ford	karin.ford@mufgsecurities.com	(212) 405-7249
	Ryan Cybart	ryan.cybart@mufgsecurities.com	(212) 405-6591
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
	Fanny Fan	fanny.fan@us.mizuho-sc.com	(646) 949-9753
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Kevin Egan	kevin.egan@morganstanley.com	(212) 761-5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Marnie Georges	marnie.georges@raymondjames.com	(727) 567-2638
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650
	Brian Hawthorne	brian.hawthorne@rbccm.com	(440) 715-2653
Scotiabank	Nicholas Yulico	nicholas.yulico@scotiabank.com	(212) 225-6904
	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
	Moshe Levin	levinm@stifel.com	(443) 224-1264
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q1 2019 Supplemental Operating & Financial Data 25